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                                                                     EXHIBIT 4.5


                                      December 15, 2003

PFSweb, Inc.
500 North Central Expressway
Plano, TX 75074


Gentlemen:

         Reference is made to those certain Warrants (the "Warrants") dated November 7, 2003 issued by PFSweb, Inc. (the "Company") to the "Holders" identified therein and whose signatures appear below, to purchase an aggregate of 395,486 shares of common stock at an exercise price of $3.30 per share.

         The Company and each Holder hereby agrees that each Warrant is hereby amended by adding the following as Sections 10(b) and (c) therein:

                  "(b) Notwithstanding anything to the contrary contained herein, if the Trading Market is the New York Stock Exchange, the Nasdaq National Market or any other market or exchange with similar applicable rules, then the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 3,877,875 shares (the "ISSUABLE MAXIMUM"), unless the Company obtains the Stockholder Approval. If, at the time any Purchaser requests an exercise of any of the Warrants, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum and if the Company has not previously obtained the Stockholder Approval, then the Company shall issue to the Purchaser requesting such exercise a number of shares of Common Stock not exceeding such Purchaser's pro-rata portion of the Issuable Maximum (based on such Purchaser's share (vis-a-vis other Purchasers) of the aggregate purchase price paid under the Purchase Agreement and taking into account any Shares and Warrant Shares previously issued to such Purchaser), and the remainder of the Warrant Shares issuable in connection with such exercise or conversion (if any) shall constitute "Excess Shares" pursuant to Section 10(c) below. For the purposes hereof, "ACTUAL MINIMUM" shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time. For the purposes hereof, "STOCKHOLDER APPROVAL" shall mean the vote of stockholders as may be required by the applicable rules and regulations of the Trading Market applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum. No Shares or Warrant Shares shall be entitled to vote for purposes of the Stockholder Approval.


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                  (c) In the event that any Purchaser's receipt of shares of
Common Stock upon exercise of this Warrant is restricted based on the Issuable Maximum, the Company shall either: (i) use its best efforts to obtain the Stockholder Approval as soon as is reasonably possible, but in any event not later than the 60th day after the event giving rise to such Excess Shares, or
(ii) within five Trading Days after such event, pay cash to such Purchaser, as liquidated damages and not as a penalty, in an amount equal to the difference between the Black Scholes value of this Warrant assuming the limitations in
Section 10(b) were not applicable and the Black Scholes value of this Warrant after giving effect to the limitations in Section 10(b), measured as of the date of such event or, if greater, the date of payment (such difference, the "CASH AMOUNT"). If the Company elects the first option under the preceding sentence and the Company fails to obtain the Stockholder Approval on or prior to the 60th day after such event, then within three Trading Days after such 60th day, the Company shall pay the Cash Amount to such Purchaser, as liquidated damages and not as a penalty. In the event the Company fails to pay the Cash Amount in a timely manner, such payment until paid in full shall bear interest at the rate of 1.5% per month or such lesser maximum rate that is permitted to be paid by applicable law (prorated for partial months)."

         Except as set forth herein, all of the terms and provisions of the Warrants shall continue in full force and effect.

         The signature page to this letter is attached hereto and counterpart signature by facsimile is hereby authorized.



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                                    PFSweb, Inc.

                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------

                                    Heimdall Investments Ltd.

                                    By:     HBK Investments L.P.
                                    Its:    Investment Advisor

                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------

                                    Truk Opportunity Fund, LLC

                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------

                                    Spectra Capital Management

                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------

                                    Basso Equity Opportunity Holding Fund Ltd.
                                    (f/k/a AIG DKR Soundshore Private Investors
                                    Holding Fund Ltd.)

                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------

                                    Redwood Partners II, LLC

                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------

                                    OTAPE Investments LLC

                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------



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                                    AS Capital Partners LLC

                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------

                                    SRG Capital LLC

                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------



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